UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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MORGANS HOTEL GROUP CO.

(Name of Registrant as Specified in Its Charter)

OTK ASSOCIATES, LLC

JOHN DOUGHERTY

JASON TAUBMAN KALISMAN

MAHMOOD KHIMJI

JONATHAN LANGER

ANDREA OLSHAN

MICHAEL OLSHAN

ROBERT S. TAUBMAN

PARAG VORA

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On May 28, 2013, OTK Associates delivered the following presentation to investors and Institutional Shareholder Services Inc.:

1 \ May 2013 Last Chance for Change Click to edit Master text styles Click to edit Master text styles $20.00|$5.12 (-74.4%) Value Destruction 13 Feb 2006 15 Mar 2013

Important Information STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT FILED BY OTK ASSOCIATES, LLC ON MAY 22, 2013 AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY OTK ASSOCIATES, LLC AND ITS AFFILIATES FROM THE STOCKHOLDERS OF MORGANS HOTEL GROUP CO. FOR USE AT THE 2013 ANNUAL MEETING OF MORGANS HOTEL GROUP CO. BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH MATERIALS ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING THE PARTICIPANTS’ PROXY SOLICITOR, OKAPI PARTNERS, TOLL FREE AT (877) 869-0171, OR BY EMAIL TO INFO@OKAPIPARTNERS.COM. 2

Table of Contents

13 Feb 2006 15 Mar 2013
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Value Destruction

	Page #
Executive Summary	3
Section I: Why are we here? ▪ Enormous Value Destruction, caused by… – Poor Strategic and Investment Decisions since IPO – Excessive Cost Structure and Management Compensation – Misaligned Board of Directors and Poor Corporate Governance	6
Section II: The Yucaipa Transactions: A Case Study on Insider-dealing, Poor Governance, and Distorted Facts	27
Section III: Our Plan to Align Interests and Maximize Value ▪ OTK Associates ▪ Our Proposed Slate and Potential Management Replacement ▪ Plan to Address Excessive Cost Structure ▪ Plan to Re-establish Brand ▪ Balance Sheet Restructuring	32
Section IV: Conclusion	42
Appendix: ▪ OTK Slate Biographies	44

OTK Associates

200 E. Long Lake Road, Suite 300,
Bloomfield Hills, Michigan 48304

Michael E. Olshan
Managing Member
michael@o-corp.com
212 554 4620

OTK Associates, LLC 3

Executive Summary Five years ago we purchased 4,500,000 shares of common stock (~13.9% of current outstanding shares) in Morgans Hotel Group Co. (“Morgans” or “the Company”). We believed in Morgans’ enviable footprint, iconic assets in major markets, and potential for significant growth Despite the massive destruction in value over the past five years, we continue to own all of the shares we purchased Since its IPO in 2006, the Company’s share price has declined over 74% Various management teams and board members have squandered resources and failed to capitalize on the extraordinary brand value and assets of the Company All lodging companies suffered during the downturn; however, most others have rebounded far more successfully Until OTK announced its intention to run a new slate of directors, Morgans was trading 74% below its IPO price whereas other Hotel C-Corps appreciated by an average of 21% over the same period This underperformance is a result of a Board of Directors that lacks the necessary industry experience to provide the appropriate oversight and is under the control of a single director, Ron Burkle We believe the board’s recent move to effectuate a coercively dilutive transaction (rights offering and asset swap) with Yucaipa was an obvious attempt to place a large block of stock in friendly hands prior to the annual meeting to preserve the positions of the incumbent directors after OTK announced its new slate So much so that the Company’s attempt to change the annual meeting date was overturned in the Delaware Court of Chancery Yucaipa transaction stopped by Delaware Court of Chancery 4

Executive Summary The company has entered into one poorly-timed and ill-fated deal after another and failed to capitalize on the extraordinary brand value of the Company Under the current board, management compensation and corporate overhead is significantly disproportionate and is not tied to company performance Morgans management has made numerous value destructive decisions while maintaining lucrative pay packages and proven that they are unable to effectively execute a profitable growth strategy The Ames in Boston, the Gale in Miami Beach, the Hard Rock Casino in Las Vegas, the Mondrian in Marrakech, The Mondrian SoHo in New York, the Mondrian South Beach in Miami Beach, and the San Juan Water and Beach Club in Puerto Rico have all experienced either large impairments, restructurings, and / or canceled contracts With a CEO that is tied to the fulcrum debt holder and a Board of Directors that is largely tied to Ron Burkle, management and the Board of Directors are driven by conflict Without significant change at the board level, we fear Morgans will continue its pattern of performing poorly, impairing shareholder value, engaging in self serving transactions, operating at meaningful losses, and damaging the tremendous potential of the Company’s brands and assets Morgans has recorded losses in every quarter since 2007 Management announced a transaction to sell its most valuable asset to its fulcrum debt holder below market value Announced a large rights offering (~50% of market cap) that would put shares in the hands of one insider and significantly dilute existing stockholders given the depressed value of the stock Failed to disclose material information regarding a recent bid for the Company to shareholders OTK has a plan to align the interest of the board and management with the stockholders of the Company and maximize value Proposed slate of new board members have a track record of success Proposed slate includes members with deep industry experience and relationships and the ability to draw talent, establish a more efficient cost structure, and forge relationships with world-class landlords and capital providers that will re-energize Morgans’ brands, generate high-margin contract revenue, and bolster its market position As Morgans’ largest stockholder (13.9% ownership), our interests are fully aligned with those of the entire stockholder base 5

Table of Contents

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	Page #
Executive Summary	3
Section I: Why are we here? ▪ Enormous Value Destruction, caused by… – Poor Strategic and Investment Decisions since IPO – Excessive Cost Structure and Management Compensation – Misaligned Board of Directors and Poor Corporate Governance	6
Section II: The Yucaipa Transactions: A Case Study on Insider-dealing, Poor Governance, and Distorted Facts	27
Section III: Our Plan to Align Interests and Maximize Value ▪ OTK Associates ▪ Our Proposed Slate and Potential Management Replacement ▪ Plan to Address Excessive Cost Structure ▪ Plan to Re-establish Brand ▪ Balance Sheet Restructuring	32
Section IV: Conclusion	42
Appendix: ▪ OTK Slate Biographies	44

OTK Associates, LLC 6

Enormous Value Destruction 7

Morgans Has Significantly Underperformed Peer Groups 8 (74.4%) Price Performance Since Initial Public Offering $5.12 Proxy Contest Launched Morgans’ has underperformed its peers in every timeframe since IPO Hotel C-Corps include CHH, H, MAR, HOT, and WYN Proxy Peers include BYD, RHP, H, LGF, RLH, SIRI, HOT, WYN, and WYNN (1) (2) +18.6% +21.4% MHGC Hotel C-Corps (1) Proxy Peers (2) Since IPO (74.4%) +21.4% +18.6% 5-Year (63.3%) +56.8% +47.8% 3-Year +2.4% +59.1% +98.4% 1-Year (2.5%) +16.6% +23.9% IPO 1 Year Prior 3 Years Prior 5 Years Prior Source Capital IQ

Morgans Has Significantly Underperformed Peers 9 $5.12 Proxy Contest Launched Price Performance Since Initial Public Offering Morgans has underperformed every other stock within its Hotel C-Corps peer group and is the only stock that has not recovered (3.0%) +18.4% (18.6%) +2.1% +107.9% Stock was not listed at the time of OTK’s Initial Public Offering; Price performance calculated by assuming stock price upon listing equals the average price of the other Hotel C-Corps at the time (indexed to Morgans) (1) (1) Source Capital IQ

Value Destruction has Occurred Over a Long Period

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Value Destruction

- Morgans' returns are significantly below peers over all time periods since IPO

1-Year Total Return (1)



Proxy Peers (3)
Hotel C-Corps (2)
MHGC
26.9%
23.4%
(2.5%)
(10%)
0%
10%
20%
30%
40%

Source Capital IQ

3-Year Total Return (1)



Proxy Peers (3)
Hotel C-Corps (2)
MHGC
112.1%
74.8%
2.4%
0%
25%
50%
75%
100%
125%

Source Capital IQ

5-Year Total Return (1)



Proxy Peers (3)
Hotel C-Corps (2)
MHGC
63.6%
78.2%
(63.3%)
(100%)
(75%)
(50%)
(25%)
0%
25%
50%
75%
100%

Source Capital IQ

Total Return since IPO(1)



Proxy Peers (3)
Hotel C-Corps (2)
MHGC
40.6%
51.9%
(74.4%)
(100%)
(75%)
(50%)
(25%)
0%
25%
50%
75%

Source Capital IQ

OTK Associates, LLC

1. Total Return prior to initial OTK Associates letter recommending a new slate of Directors
2. Hotel C-Corps include CHH, H, MAR, HOT, and WYN
3. Proxy Peers include BYD, RHP, H, LGF, RLH, SIRI, HOT, WYN, and WYNN

10

Poor Strategic and Investment Decisions since IPO 11

Poor Execution of “Asset-Light” Strategy Over the last few years Morgans has focused on a transition to an “asset-light” business model, intended to transform the Company from a real estate intensive company to a management and brand company This was characterized as enabling the Company to focus on expanding brands and driving growth through the higher margin management business Since the announcement Morgans has sold five hotels and aggressively pursued management contracts While the company continues to reference it’s “asset-light” model, the reality is very different Significant capital is being spent to secure management contracts Morgans’ poor operating history and reputation has resulted in Morgans being required to provide meaningful key-money and/or equity participations, both of which are non-refundable cash outlays, in order to compete for management contracts that are terminable As a result, revenues have declined significantly while expenses have decreased at a much slower pace, ultimately resulting in negative cash flow 12 The Company has failed to execute an “Asset-Light” strategy, enter into good contracts, or oversee necessary, corresponding cost reductions See fight letter for language

Operating Performance Has Suffered as Morgans Has Transitioned to an “Asset-Light” Strategy Declining revenue. Declining revenue. .and insufficiently decreasing OpEx. .and insufficiently decreasing OpEx. 13 .has lead to declining EBITDA margins .and negative Net Income (CHART) (CHART) Morgans’ “asset-light” strategy has resulted in declining revenues, but management has not prudently managed expenses to ensure that G&A is right-sized for the new strategy Source Capital IQ Source Capital IQ Source Capital IQ Source Capital IQ

Poor Standalone and Comparative Operating Performance vs. Hotel C-Corps vs. Hotel C-Corps 14 EBITDA Growth (‘06-‘12 CAGR) Change in EBITDA Margin vs. Proxy Peers vs. Proxy Peers vs. Proxy Peers vs. Proxy Peers Source Capital IQ Source Capital IQ Source Capital IQ Source Capital IQ

Excessive Cost Structure and Management Compensation 15

A Major Driver of Negative Earnings is Outsized G&A 16 Consistently High G&A Expense. Consistently High G&A Expense. .Has resulted in declining profits (CHART) EBITDA as a % of EBITDA (pre G&A) Management has been very slow to cut expenses and right-size the Company’s G&A load as they move forward with their “asset-light” strategy With $69MM of G&A and a market cap of $166MM(1), Morgans’ G&A load is still disproportionately high, even after cutting G&A by 12% in 2012 As a result, while revenues have declined, expenses have become even more outsized 15% = % of Year End Equity Market Cap 14% 71% 60% 30% 43% 40% As at 15 March 2013 Source Capital IQ Source Capital IQ

Morgans’ G&A Load is Significantly Higher than Peers 17 2012 G&A as a % of Current Equity Market Capitalization (1) 2012 G&A as a % of EBITDA (Pre G&A) 2012 G&A as a % of EBITDA (Pre G&A) Hotel C-Corp Avg. = 41% Proxy Peer Group Avg. = 43% Hotel C-Corp Avg. = 7% Proxy Peer Group Avg. = 13% Despite reducing G&A 12% in 2012 Morgans’ G&A is still well above its peer averages As at 15 March 2013 Source Company Filings, Capital IQ Source Company Filings, Capital IQ

Largest G&A Line Item is Executive Compensation In 2011 executive compensation totaled $20.4MM, representing 68% of the Company’s EBITDA However, over the course of the year the Company’s stock declined 35% Proxy advisory services have indicated that Morgans’ 2011 compensation was a “High Concern”; Morgans reduced compensation significantly in 2012 Despite executive compensation decreasing 73% in 2012, it was still three times higher than the average of other Hotel C-Corps on an executive compensation to market cap basis If normalized to reflect stock and option awards granted in 2011 that vest over three years, compensation increased 10% in 2012 During 2012 the Company’s stock price declined by an additional 6% Executive compensation and severance obligations remain a huge burden on the Company, even while the Company continues to generate negative cash flow every quarter 18 See proxy for deferred comp

Compensation is Not Tied to Performance 19 19 Executive Compensation vs. Share Price Performance High levels of compensation appear not to be tied to either stock price or earnings performance $7.7MM = Total Executive Compensation, = Normalized Executive Comp (1), = Total EBITDA $17.5MM $12.8MM $5.6MM $6.7MM $20.4MM $5.5MM +129% (27%) (57%) +21% +204% (73%) $72.9MM $75.4MM $65.5MM $21.3MM $21.2MM $9.0MM $10.4MM +3% (13%) (68%) (0%) (58%) +16% See proxy for deferred comp and show normalized 2012 and 2013 $10.8MM $9.8MM +46% +10% Executive Compensation normalized to reflect that stock and option awards granted on March 20, 2011 vest ratably in three annual installments Source Company Filings, Capital IQ

Highest Industry Compensation for Lagging Performance 20 2011 Executive Comp as a % of 2011 Year-End Equity Market Capitalization 2011 Executive Comp as a % of 2011 Year-End Equity Market Capitalization Hotel C-Corp Avg. = 0.4% Proxy Peer Group Avg. = 0.9% Morgans’ executive compensation was egregiously above its peers in 2011 Source Company Filings, Capital IQ

Highest Industry Compensation for Lagging Performance 21 2012 Executive Comp as a % of Current Equity Market Capitalization 2012 Executive Comp as a % of Current Equity Market Capitalization Hotel C-Corp Avg. = 0.4% Proxy Peer Group Avg. = 0.6% Despite cutting executive compensation 73% in 2012, Morgans’ executive compensation is still well above its peers, the majority of which significantly outperformed Morgans over 2012 Source Company Filings, Capital IQ

Proxy Advisory Services Agree Morgans’ G&A is Cause for Concern 22 Morgans ranked 2,148th out of 2,300 U.S. based companies in the Russell 3000 in the 2012 Say on Pay survey, receiving 66% support for its say on pay vs. average support of ~90% Both the ISS and Glass Lewis have commented on Morgans’ excessive compensation, with the ISS rating its compensation a “High Concern” “Shareholder returns continue to lag behind index and industry peers. While there were significant changes in management at the company in 2011, a large portion of the considerable amount of equity granted to the new CEO and executive chairman was not strongly performance-based.” ISS (May 2012) Glass Lewis & Co. (May 2012) “The CEO’s pay last year was 5.46 times the median of its peers.” “We recommend that shareholders vote AGAINST this plan. This plan failed several important analyses and we believe shareholders should send a strong signal to management that this Company’s equity-based compensation needs to be more carefully controlled.” “The degree of alignment between the company’s 1- year pay and 1-year TSR, relative to peers, is -97.65.” “By our calculations, the Company has been granting equity awards at a brisk pace and one that does not satisfy us that shareholder interests are being carefully considered. Last year, for example, there were grants (full share equivalent grants, net of cancelled awards) amounting to more than 3.3% of the basic outstanding shares. That is a lot of dilution for the shareholders to accept for a single year.”

Misaligned Board of Directors and Poor Corporate Governance 23

Current directors have overseen the actions that have resulted in terminated management contracts, asset impairments, foreclosures, and restructurings that have ultimately destroyed value Four of the eight current board members have been on the board since 2008 or earlier Only four of the current board members have relevant lodging experience Most of the Company’s board members are influenced by Ron Burkle, the Company’s largest convertible debt and preferred security holder In 2011 the board appointed a new CEO who had never previously served in a public company operating role, nor had he worked in the hotel and lodging sector He had, however, worked for Ron Burkle from 2008 – 2011 and partnered with Burkle / Yucaipa since 2004 24 Morgans’ Existing Directors Lack Independence and are not Qualified to Represent Stockholders or Serve on a Public Company Board

Misaligned Board of Directors 25 Michael Gross Jeffrey Gault Michael Malone Robert Friedman Ron Burkle Thomas Harrison Jason Kalisman Andrew Sasson Handpicked by Yucaipa to become CEO in March 2011 Partnered with Yucaipa since 2004 Sourced opportunities for Yucaipa from 2008 to 2011 Yucaipa nominee to the Morgans Board in 2009 Principal and founder of The Light Group Personal friend of Ron Burkle President and CEO of Americold, a Yucaipa portfolio company Courted by Burkle and admitted to wanting to go into business together Needs the vote of the Yucaipa block in order to be nominated to the Morgans Board Needs the vote of the Yucaipa block in order to be nominated Chairman of Morgans Needs the vote of the Yucaipa block in order to remain on the Morgans Board Holds 13.9% indirect interest in Morgans through OTK Only Board member truly representing shareholders Ira Tochner Partner at Yucaipa No relevant lodging experience = 1st degree connection to Ron Burkle = 2nd degree connection to Ron Burkle = Not connected to Ron Burkle

Existing Directors are not Qualified to Serve on the Morgans’ Board Board Board 26

Table of Contents

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Value Destruction

	Page #
Executive Summary	3
Section I: Why are we here? ▪ Enormous Value Destruction, caused by… – Poor Strategic and Investment Decisions since IPO – Excessive Cost Structure and Management Compensation – Misaligned Board of Directors and Poor Corporate Governance	6
Section II: The Yucaipa Transactions: A Case Study on Insider-dealing, Poor Governance, and Distorted Facts	27
Section III: Our Plan to Align Interests and Maximize Value ▪ OTK Associates ▪ Our Proposed Slate and Potential Management Replacement ▪ Plan to Address Excessive Cost Structure ▪ Plan to Re-establish Brand ▪ Balance Sheet Restructuring	32
Section IV: Conclusion	42
Appendix: ▪ OTK Slate Biographies	44

OTK Associates, LLC 27

Yucaipa Transaction Overview

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Transaction Component	Morgans' Rationale	OTK Comment
Transfer of Assets to Yucaipa • Delano South Beach • Ownership of The Light Group • Leasehold Interest in Mandalay Bay	• Continue transition to "asset-light" strategy by selling assets at attractive prices	• Forfeiting the Company's ownership interests in its two highest cash-flow generating assets without completing a competitive process to maximize value • Delano South Beach is considered a "crown jewel"
Reduction of Debt • Senior Subordinated Notes ($88MM) • Preferred Securities ($99MM accrued interest) • Warrants to Purchase 12.5MM shares of common stock	• Will strengthen balance sheet and simplify capital structure	• Transaction unnecessarily accelerates attractive debt that likely cannot be refinanced at current rates • Burkle convertible notes due Oct. 2014 have a mere 2.375% coupon and would be taken out at par when currently trading below par • Preferred security is non-cash paying and doesn't become prohibitively costly until October 2016
Rights Offering • Backstop $100MM rights offering at $6.00/sh	• Used to repay line of credit debt outstanding as well as debt secured by the Mondrian Bahamas	• Selling significant share of company (~50% of current market cap) while price is depressed • Transaction enables Yucaipa to acquire a block of stock (32%) at an attractive price by excluding Yucaipa (only) from the Company's poison pill • The backstop was not shopped • Failed to disclose material information relating to the $7.50 per share bid for the Company
Breakup Fee • $9MM breakup fee		• Egregiously high fee only serves to prevent board from pursuing true market check
Overall Transaction	• Eliminates $230MM of debt, simplifies capital structure, continues "asset-light" strategy, and provides growth capital	• Better ways to accomplish goals without selling most prized asset at potentially below market value and selling a significant amount of the Company's stock at a value well below where the Company has stated it believes value is

OTK Associates, LLC 28

Timeline of Recent Events

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Value Destruction

Date	Event
February 2013	**Board of Directors received a bid for the Company at $7.50/sh (a 33% premium to highest Feb 13 close) from an international hotel company**, the second time this particular company put forth such offer. Morgans declined the offer stating the Company was worth significantly more, ~$15.00/sh
February 28, 2013	Board announced annual meeting of stockholders to be May 15, 2013 and that a record date for determining stockholders entitled to vote at the meeting had been set for March 22, 2013
March 15, 2013	**OTK announced its intent to nominate seven candidates to the Board of Directors** at the annual meeting on May 15, 2013
March 22, 2013	Record Date
April 1, 2013	Morgans and its Burkle dominated board announce a transaction with Yucaipa to swap the Company's most valuable asset for debt forgiveness and the intention to complete a $100MM rights offering (~50% of current market cap)
April 2, 2013	Jason Taubman Kalisman, Morgans Director and founding member of OTK Associates, filed a lawsuit to block the proposed Yucaipa transaction – Morgan's opposed this lawsuit on several grounds, including that the Rights Offering was "critical to the Company's survival"
April 3, 2013	Morgans filed a motion claiming that Kalisman had not adequately demonstrated the "irreparable harm necessary to warrant proceeding on the schedule he seeks"
April 4, 2013	OTK filed a motion to join the lawsuit against Morgans to stop the Yucaipa transaction
April 9, 2013	**Morgans abandoned their position that the Yucaipa Transaction and the Company's urgent near-term need for capital required swift action and voluntarily agreed to delay the consummation of the Yucaipa transaction**
May 14, 2013	**Court issues ruling enjoining the resolutions taken by the Company on March 30, 2013** **Compels restoration of record date; holding originally scheduled meeting and adjourning for no longer than 30 days**

OTK Associates, LLC 29

Court Sides with OTK “I think there is a reasonable probability of success on the merits that the full board’s attempt to move the (annual stockholder) meeting date and reset the record date was a breach of fiduciary duty when their actions are reviewed under enhanced scrutiny.” “The evidence leads to a reasonable probability of success on the claim that the directors acted for a purpose that was self-interested in terms of attempting to reset the meeting date and the record date to include the shares that would be taken down in the rights offering.” “Yucaipa currently occupies a position in a somewhat ambiguous netherworld between large stockholder and wielder of effective control.Now, in addition to Yucaipa’s contract rights, Burkle has taken steps to extend his influence over members of the board.” “.but there is evidence in the record that the size of the rights offering and its above-market price were designed to and would, in fact, have the practical effect of discouraging participation by existing minority stockholders and maximizing the probability that the rights offering would give Yucaipa a path to effective control of the company.” “The lack of reasonable notice deprived Kalisman of his rights as a director. More importantly, it deprived all of the directors of the benefit of an open debate, interaction and deliberation on these issues. That, in turn, deprived stockholders of the informed judgment of their board.” The court ruling and the Vice Chancellor’s overall comments on the case, based on the evidence presented, speak to the board’s lack of commitment to stockholders as well as the rampant cronyism at Morgans 30 Part 1 – Board Process: The Company is enjoined from implementing any of the resolutions taken by the board on March 30, 2013 due to inadequate notice and other process failures Part 2 – Stockholder Meeting: The Company is enjoined from rescheduling the annual stockholder meeting and the record date. The Company may convene the meeting as scheduled and adjourn for not more than 30 days Part 3 – Yucaipa Transaction: Ruling prevents Company for completing the Yucaipa Transaction until either a full trial is held on its merits or the transaction is vetted by the Morgans Board and its special committee at a properly notice meeting Any approved transactions potentially subject to court ordered remedies Court Ruling “On April 9th, 2013, Morgans announced that it had voluntarily rescheduled the rights offering which would now close after the record date for the annual meeting. To my mind, this doesn’t change the taint. So if you act for a particular purpose, you have acted for the purpose. The fact that later you may think better of it or try to fix it, well, that obviously might work for your favor, but you don’t get to go back in time and change the reason you acted in the first place. It’s still true that you acted for the purpose that you acted at the time.”

Re-Electing the Current Board Would be Destructive to The Company From IPO through to 15 March 2013, Morgans’ share price has declined over 74%, while other Hotel C-Corps have appreciated by an average of 21% over the same period The Company has lost money in every quarter since 2007 and G&A remains excessively high, despite the Company’s “asset-light” strategy that the Company said would result in a higher margin business Seven assets previously acquired or developed under approval of the board have since been impaired, are in restructuring or have resulted in terminated management contracts Despite this poor performance, executive compensation remains high according to proxy advisory services The Board of Directors have shown their alignment with Ron Burkle and Yucaipa by (i) purchasing The Light Group to bail out Burkle’s friend Andrew Sasson (Page 6, Second Amended Redacted Version of Plaintiffs’ Opening Brief, filed May 23, 2013), (ii) favoring the Yucaipa insider transaction over alternatives; and (iii) failing to comply with the company’s own governance requirements in an attempt to approve the Yucaipa transaction The Board of Directors has failed to exercise their fiduciary duties, as detailed by the Vice Chancellor in his ruling In the words of current director Jeff Gault: “The board is so dysfunctional its [sic] a joke.” (Page 12, Second Amended Redacted Version of Plaintiffs’ Opening Brief, filed May 23, 2013) Given their track record, including the conduct exposed in the recent litigation, these directors do not deserve the deference of public company incumbent directors. They simply are not qualified 31 Do you really want to allow this board to continue its “oversight” during such a pivotal time for the Company?

Table of Contents

13 Feb 2006 | 15 Mar 2013
$20.00|$5.12 (-74.4%)
Value Destruction

	Page #
Executive Summary	3
Section I: Why are we here? ▪ Enormous Value Destruction, caused by… – Poor Strategic and Investment Decisions since IPO – Excessive Cost Structure and Management Compensation – Misaligned Board of Directors and Poor Corporate Governance	6
Section II: The Yucaipa Transactions: A Case Study on Insider-dealing, Poor Governance, and Distorted Facts	27
Section III: Our Plan to Align Interests and Maximize Value ▪ OTK Associates ▪ Our Proposed Slate and Potential Management Replacement ▪ Plan to Address Excessive Cost Structure ▪ Plan to Re-establish Brand ▪ Balance Sheet Restructuring	32
Section IV: Conclusion	42
Appendix: ▪ OTK Slate Biographies	44

OTK Associates, LLC 32

Introduction to OTK Associates OTK is a partnership of families deeply involved in the real estate and lodging sectors, with a track record of creating value OTK acquired its position (4,500,000 shares or ~13.9% of common shares) in Morgans more than five years ago and has sold no shares We continue to own all of the shares we purchased because we believe in Morgans’ core business and continue to believe in its irreplaceable footprint, iconic assets in major markets, and potential for significant growth We are not activist investors, but we can no longer stand and watch as the board engages in self dealing transactions and allows management to squander resources and miss opportunities to capitalize on the extraordinary brand value of the Company 33

We Can Right the Ship First: Replace Board of Directors Second: Reduce Excessive Cost Structure Successfully Execute “Asset-Light” Strategy Re-Establish Brand Value & Explore Growth Opportunities Restructure the Balance Sheet 34

Why Our Slate is More Qualified Why Our Slate is More Qualified 35 Proposed Board (18 March) Add ownership line Company Slate Michael GrossPartnered with The Yucaipa Companies since 2004No prior lodging experience Ronald W. BurkleFounder and Managing Director of The Yucaipa Companies since 1986Considerable experience as a Board member however all with companies outside the lodging industry Robert FriedmanBackground in the entertainment industry Michael D. Malone24 years experience at Bank of America as a Managing Director in various investment banking businesses including real estate, gaming, lodging, and leisure Jeffrey M. GaultPreviously Division President of KB Urban30 years experience in real estate and development and investment Thomas L. HarrisonMarketing services backgroundLimited real estate experience Ira TochnerPartner at the Yucaipa Companies (joined in 1990)No prior lodging experience All of our proposed board members have lodging and/or real estate experience

Committed to Working with Existing Management To ensure a smooth transition and minimal disruptions, OTK’s slate is committed to working with management where it is in the best interest of the Company However, we recognize the risk that existing management may opt to leave In the event management does choose to leave the company, we have already worked through a sequence of plans designed to fill the daily operating responsibilities and provide a permanent solution A number of members of our slate have the experience and willingness to step in, on an interim basis, to fill executive management roles in addition to their duties as directors We would begin a formal search process, employing the help of proven executive search firms to identify lodging and hotel sector talent We would make sure interim management is available as long as needed to help newly hired professionals get up to speed in their new roles We would provide existing and new potential stockholders with an opportunity to meet and share ideas with the management team 36 1 2 3 4

Immediately Take Action to Right-Size G&A Expenses 37 $6.15/sh $16.35/sh (CHART) Value Creation Through G&A Reduction Assuming a 10.0x EBITDA Multiple $MM Implied Change in Equity Value: Our slate has the experience and relationships to work with management to right-size expenses by cutting excessive compensation packages and perks, understanding and improving identified inefficiencies, and ultimately creating value for shareholders Only approximately $4MM of G&A in 2012 is related to public company cost Reduce G&A to a Level In-line with Peers Source Company Filings, Capital IQ

“Asset-Light” Strategy Done the Right Way 38 The deep industry relationships that our slate possesses allows us to quickly and easily reach out to developers and landlords, domestically and in international gateway cities, who have a desire to pay Morgans for the use of their branded flags. We have already received numerous inbound expressions of interest for re-flagging existing assets as well as branding new development properties, in the event we are elected Capital expenditures within our assets should be determined thoughtfully and according to established ROIC hurdles. The criteria that governs incremental capital spending at our properties should be identical to the underwriting criteria applied to pursuing new deals. Every incremental dollar will have to compete with the highest and best use elsewhere OTK is committed to pursuing a fully asset-light model, but only by testing the markets to ascertain fair market value for remaining assets. Assets sold will be properly taken through a robust competitive process that allows all potential buyers to make best and final offers We are only interested in management contracts that satisfy our strategic criteria, including minimal capital outlay and long duration commitment period, and are non-cancelable at interim periods (excluding change of control events) Utilize Relationships Focus on ROIC Focus on Contract Structure Obtain Market Value for Remaining Assets

39 Morgans could generate an additional ~$385MM by running a process and selling its most valuable assets at market value Morgans is also likely to achieve pricing above cost for The Light Group given its growth in EBITDA as a result of contracts signed with Delano South Beach and Delano Las Vegas Estimated Market Value Net Cash Proceeds for Further Deleveraging and Investment in Future Growth Selling Assets at Market Value Based on equity research from JMP Securities on March 6, 2013. The report states that the Delano could sell for $900,000 to $1,000,000 per key and that the Hudson could sell for $350,000 to $400,000 per key Based on $46.5MM acquisition of 90% of the equity interests in The Light Group on November 17, 2011; 90% of the Delano South Beach management contract (6.5x multiple on estimated food and beverage management fees); and 90% of the $15.0MM acquisition of the leasehold interest in three restaurants at the Delano Las Vegas in August 2012 Source Company Filings, Broker Research

Re-establish Morgans’ Brand Value 40 Utilize the vast network of our proposed slate to sign new deals and grow the platform prudently Protect current management contracts at risk of cancelation Work with large independent, non-flagged portfolios that are actively looking to be flagged Understand and capitalize on the core strengths of the Company when signing new deals Re-establish the brand in major U.S. cities

Our Slate has the Experience to Restructure Morgans’ Balance Sheet 41 41 Over the next 18-42 months Morgans has a significant amount of debt maturing Given the Company’s performance and lack of credibility Morgans will likely have difficulty refinancing debt at attractive rates The Company will benefit from a board of directors that has the experience and the relationships necessary to help management understand all the solutions available to the Company and to help restructure the balance sheet Our slate has both the finance and capital markets experience and the relationships to help management develop solutions and position the balance sheet for future growth—% of Total Debt 36% 36% 18%—9% Includes $180MM Hudson Mortgage Source Company Filings Excludes the Clift debt, the Capital Lease Obligation, and the Restaurant Lease Obligation Includes $172MM of Convertible Notes Includes $99MM Yucaipa Preferred

Table of Contents

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	Page #
Executive Summary	3
Section I: Why are we here? ▪ Enormous Value Destruction, caused by… – Poor Strategic and Investment Decisions since IPO – Excessive Cost Structure and Management Compensation – Misaligned Board of Directors and Poor Corporate Governance	6
Section II: The Yucaipa Transactions: A Case Study on Insider-dealing, Poor Governance, and Distorted Facts	27
Section III: Our Plan to Align Interests and Maximize Value ▪ OTK Associates ▪ Our Proposed Slate and Potential Management Replacement ▪ Plan to Address Excessive Cost Structure ▪ Plan to Re-establish Brand ▪ Balance Sheet Restructuring	32
Section IV: Conclusion	42
Appendix: ▪ OTK Slate Biographies	44

OTK Associates, LLC 42

Conclusion If we do not take action now to effectuate change, the current board will continue to overlook what is the best interest of stockholders The Company is carelessly burning through cash and destroying the value of its brands If this board is allowed to continue damaging the credibility of the Company, Morgans will face increasing challenges pursuing its “asset-light” strategy and will eventually become a price taker The company faces a number of credit challenges over the next 18-42 months and will require a board that has the experience and relationships to work with management to help restructure the Company Our board has: Skillset to restructure the forthcoming balance sheet maturities Alignment of interests that will encourage and ensure management pursues deals that are accretive, not dilutive to earnings or the brand Given the pipeline of deals negotiated, the restructuring that will be required over the next 18-42 months, and the annual cash burn the Company is experiencing, we do NOT have the luxury of waiting for the next annual meeting. The time to act is NOW! 43

Table of Contents

13 Feb 2006 15 Mar 2013
$20.00|$5.12 (-74.4%)
Value Destruction

	Page #
Executive Summary	3
Section I: Why are we here? ▪ Enormous Value Destruction, caused by… – Poor Strategic and Investment Decisions since IPO – Excessive Cost Structure and Management Compensation – Misaligned Board of Directors and Poor Corporate Governance	6
Section II: The Yucaipa Transactions: A Case Study on Insider-dealing, Poor Governance, and Distorted Facts	27
Section III: Our Plan to Align Interests and Maximize Value ▪ OTK Associates ▪ Our Proposed Slate and Potential Management Replacement ▪ Plan to Address Excessive Cost Structure ▪ Plan to Re-establish Brand ▪ Balance Sheet Restructuring	32
Section IV: Conclusion	42
Appendix: ▪ OTK Slate Biographies	44

OTK Associates, LLC 44

OTK Slate Biographies 45

OTK Candidate Bios

13 Feb 2006 *15 Mar 2013*
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Proposed Board Member	Relevant Lodging Experience
John Dougherty Since 1986, Mr. Dougherty has been Vice President of Olshan Hotel Management, Inc., a hotel management company, where he handles development, operations and the management of 7 Hilton and Marriott hotels, totaling 1,395 rooms and 1,000 employees. Mr. Dougherty is also director of Olshan Hotel Management, Inc., a privately owned company which is a subsidiary of Mall Properties Inc., a full-service real estate operating and investing company which holds 11 million square feet of retail properties, 5 million square feet of office space, 20,000 multi-family residential units, and 1,395 hotel rooms in its portfolio, and over 1,000 employees. Mr. Dougherty holds a Bachelor of Science degree from the Cornell University School of Hotel Management. Mr. Dougherty's business address is 560 South Collier Boulevard, Marco Island, Florida 34145. Mr. Dougherty would bring to the Board over 25 years of valuable experience in the real estate and hotel management industries. In particular, Mr. Dougherty would provide the Board with valuable counsel, advice, and expertise with respect to the development and management of hotels.	✓
Jason Taubman Kalisman Mr. Kalisman is the Founder and Chief Executive Officer of The Talisman Group, LLC, an investment firm. Mr. Kalisman is also a Founding Member of OTK Associates, LLC, which is the largest shareholder of Morgans Hotel Group Co. Prior to founding The Talisman Group, LLC in 2012, Mr. Kalisman was at GEM Realty Capital, Inc., serving as a Vice President from 2010 to 2012 and a Financial Analyst in 2009. From 2008 to 2010, Mr. Kalisman attended Stanford Graduate School of Business. Mr. Kalisman served The Goldman Sachs Group, Inc. from 2001 to 2007 in both the Real Estate and Structured Products Groups. Mr. Kalisman graduated from Harvard College with a Bachelor of Arts degree in Economics and Stanford Graduate School of Business with a Master of Business Administration, where he was also a recipient of their Certificate in Global Management. Mr. Kalisman has also earned the right to use the Chartered Financial Analyst designation. Mr. Kalisman's business address is 324 Royal Palm Way, Suite 229, Palm Beach, Florida 33480. Mr. Kalisman has served as a director of Morgans Hotel Group Co. since April 2011 and was a member of the Corporate Governance and Nominating Committee from July 2011 to March 2013. Mr. Kalisman would bring to the Board his valuable expertise in the real estate and investment industries, as well as in corporate finance and governance matters. Mr. Kalisman's past service on the board of Morgans Hotel Group Co. brings valuable insight into the business of Morgans Hotel Group Co.	✓

OTK Associates, LLC 46

OTK Candidate Bios

13 Feb 2006 *15 Mar 2013*
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Proposed Board Member	Relevant Lodging Experience
Mahmood Khimji Since 1988, Mr. Khimji has been the Co-Founder and Principal of Highgate Holdings, a fully integrated hospitality management and real estate investment company. Mr. Khimji has previously served on the boards of Interstate Hotels & Resorts Inc. and MeriStar Hospitality Corporation. Mr. Khimji is a graduate of Columbia Law School. Mr. Khimji's business address is 870 Seventh Avenue, 2nd Floor, New York, New York 10019. Mr. Khimji would bring to the Board his extensive experience in hotel and real estate ownership, management and operations as well as his experience in serving on the board of a public company in the hotel management industry.	✓
Jonathan Langer Since 2011, Mr. Langer has been a Partner at Fireside Investments, a private investment firm. From March 2010 to March 2011, Mr. Langer worked in private investing at Bain Capital. From 1994 to 2009, Mr. Langer was a Managing Director at Goldman, Sachs & Co. Mr. Langer graduated from The Wharton School of the University of Pennsylvania with a Bachelor of Science in Economics degree. Mr. Langer has served as a director of Kerzner International Resorts, Inc., Hilton Hotels & Resorts, and Strategic Hotel Capital. Mr. Langer's business address is 4 Windcrest Road, Rye, New York 10580. Mr. Langer would bring to the Board his extensive experience buying and selling lodging and resort businesses, including restructuring and turnaround experience. He has also worked with asset companies, management companies, and branded companies and served on the boards of public companies in the hospitality industry.	✓
Andrea L. Olshan Since 2011, Ms. Olshan has served as Chief Executive Officer of Mall Properties Inc. ("MPI"), a full-service real estate operating and investing company which holds 11 million square feet of retail properties, 5 million square feet of office space, 20,000 multi-family residential units, and 1,395 hotel rooms in its portfolio, and over 1,000 employees. Prior to her appointment as Chief Executive Officer, Ms. Olshan served as Chief Operating Officer of MPI from 2008 to 2011 and was responsible for overseeing development, management, leasing, investment, and operations across MPI properties. Ms. Olshan graduated magna cum laude from Harvard University and holds a Masters in Business Administration from the Columbia Graduate School of Business. Ms. Olshan currently serves as a director of MPI. She has represented Morton Olshan as a managing member of the RCG Longview Debt Funds and in the general partnerships of the RCG Longview Equity Fund and the Normandy Realty Partners Funds. Ms. Olshan's business address is 600 Madison Avenue, New York, New York 10022. Ms. Olshan would bring to the Board her valuable expertise and leadership in the real estate industry, including the development and management of hotels.	✓

OTK Associates, LLC 47

48 OTK Candidate Bios ü Proposed Board Member RelevantLodging Experience Michael E. OlshanMr. Olshan founded O-CAP Management, L.P., a private investment fund that focuses primarily on hard asset sectors such as real estate,infrastructure, and natural resources, in July 2009 and currently serves as the Chairman and Managing Partner. Mr. Olshan has been a Managing Member of OTK Associates, LLC, an investment firm, since 2008. From March 2007 to July 2009, Mr. Olshan served as a Managing Director at JANA Partners LLC, an investment advisory firm, where he was part of an investment team overseeing a multi-billion dollar investment fund and focused on sourcing and analyzing event-driven opportunities primarily in REIT, real estate, lodging, gaming, and financial sectorsthroughout North America and Europe. Mr. Olshan also serves as a director of Mall Properties, Inc., a privately owned real estate firm that specializes in the development, acquisition and management of commercial real estate. Mr. Olshan graduated cum laude from Harvard University. Mr. Olshan’s business address is 600 Madison Avenue, New York, New York 10022.Mr. Olshan would bring to the Board his valuable expertise in the real estate and investment industries, including his experience serving on the board of a real estate company. Parag VoraMr. Vora is the Founder and Portfolio Manager of HG Vora Capital Management, an event-driven and value-oriented investment firm with specific expertise in gaming, lodging, leisure and other related sectors. From 2004 to 2008, Mr. Vora was an investment professional at Silver Point Capital, where he focused on investments in public and private companies with an emphasis on credit and distressed situations. Prior to Silver Point, Mr. Vora was a Vice President at Goldman Sachs in the Real Estate Investment Banking Division, where he advised real estate and consumer-oriented businesses on mergers and acquisitions and leveraged finance transactions from 2000 to 2003. Mr. Vora currently servesas a director of funds managed by HG Vora Capital Management. Mr. Vora graduated from the University of Michigan in 1996 with a Bachelor of Arts degree, with Distinction, in Honors Economics and Spanish. He also received a Juris Doctor, cum laude, and a Masters of Business Administration from New York University in 2000. Mr. Vora’s business address is 870 Seventh Avenue, 2nd Floor, New York, New York 10019.Mr. Vora would bring to the Board his valuable expertise in the real estate and investment industries. ü ü

Information relating to the above-named participants in this proxy solicitation is filed herewith as Exhibit 1.

STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT FILED BY OTK ASSOCIATES, LLC ON MAY 22, 2013 AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY OTK ASSOCIATES, LLC AND ITS AFFILIATES FROM THE STOCKHOLDERS OF MORGANS HOTEL GROUP CO. FOR USE AT THE 2013 ANNUAL MEETING OF MORGANS HOTEL GROUP CO. BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH MATERIALS ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING THE PARTICIPANTS’ PROXY SOLICITOR, OKAPI PARTNERS, TOLL FREE AT (877) 869-0171, OR BY EMAIL TO INFO@OKAPIPARTNERS.COM. SUCH MATERIALS ARE ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AND ARE BEING DISSEMINATED TO STOCKHOLDERS BEGINNING MAY 22, 2013.

EXHIBIT 1

Direct and indirect interests of participants in the solicitation.

Participant	Securities of Morgans Hotel Group Co. beneficially owned	Other Interests

OTK Associates, LLC	4,500,000 common shares
John Dougherty	None
Jason Taubman Kalisman	None	Mr. Kalisman is currently a director of Morgans Hotel Group Co.
Mahmood Khimji	None
Jonathan Langer	None
Andrea Olshan	None
Michael Olshan Robert S. Taubman	4,500,000 common shares* 4,500,000 common shares*
Parag Vora	None

*	Mr. Olshan and Mr. Taubman are managers of OTK Associates, LLC. Any actions taken by OTK Associates, LLC are taken by, or with the written consent of, Mr. Olshan and Mr. Taubman. As a result, Mr. Olshan and Mr. Taubman may be deemed to share voting and investment power over the common shares of Morgans Hotel Group Co. beneficially owned by OTK Associates LLC.